UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 2)

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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ULTRA CLEAN HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ULTRA CLEAN HOLDINGS, INC.
150 Independence Drive
Menlo Park, CA 94025

Notice of 2005 Annual Meeting of Stockholders of Ultra Clean Holdings, Inc.

Date:	Friday, May 20, 2005

Time:	Doors open:	9:30 a.m. Pacific Daylight Time
	Meeting begins:	10:00 a.m. Pacific Daylight Time

Place:	Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, CA 94025

Purposes:	• Elect our directors.

• Ratify the appointment of our independent auditors.

• Conduct other business if properly raised.

Who Can Vote:	Only stockholders of record on April 12, 2005 may vote at the meeting.

All stockholders are cordially invited to attend the meeting. At the meeting you will hear a report on our business and have a chance to meet some of our directors and executive officers. Our 2004 Annual Report is enclosed.

Whether you expect to attend the meeting or not, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope we have provided. You may change your vote and revoke your proxy at any time beforethe polls close at the meeting by following the procedures described in the accompanying proxy statement.

/s/ Kevin L. Griffin

KEVIN L. GRIFFIN
Secretary

April 20, 2005

i

ULTRA CLEAN HOLDINGS, INC.
150 Independence Drive
Menlo Park, CA 94025

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
May 20, 2005

GENERAL INFORMATION

   Who May Vote

     Holders of our common stock, as reflected in our records on April 12, 2005, may vote at the meeting. This proxy statement and the enclosed proxy card are being sent to our stockholders on or about April 22, 2005.

     Each share of common stock that you owned on the record date entitles you to one vote on each matter properly brought before the meeting.

   Holding Shares as a “Beneficial Owner” (or in “Street Name”)

     Most stockholders are considered the “beneficial owners” of their shares, that is, they hold their shares through a broker, bank or nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in “street name”.

     Stockholder of Record: If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. If you are a stockholder of record, we are sending these proxy materials directly to you. As our stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for your vote.

     Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or nominee (who is considered the stockholder of record with respect to those shares). As the beneficial owner, you have the right to direct your broker, bank, or nominee on how to vote if you follow the instructions you receive from your broker, bank, or nominee. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on April 12, 2005, the record date for voting.

   How to Vote

     You may vote in person at the meeting or by proxy. All valid proxies properly executed and received by us prior to or at the meeting will be voted in accordance with the instructions they contain. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

   How Proxies Work

     This proxy statement is furnished in connection with the solicitation of proxies by Ultra Clean’s Board of Directors for use at the Annual Meeting and at any adjournment of that meeting. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals, or abstain from voting.

     If no instruction is specified as to how your shares will be voted on a particular matter, your shares be voted FOR the election of each of the named nominees for director, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors and, with respect to any other matter that may come before the Annual Meeting, as recommended by our Board of Directors or otherwise in the proxies’ discretion.

     If you hold your shares in street name, your broker, bank or nominee will include a voting instruction card with this proxy statement. You should vote your shares by following the instructions provided on the voting instruction card. In addition to voting in writing, your broker, bank or nominee may also provide instructions for voting using the telephone or over the Internet.

   Revoking a Proxy

     All stockholders have the right to revoke a previously submitted proxy at any time before the Annual Meeting, or by voting in person at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy before it is voted by:

  Submitting a new proxy with a later date than the previously submitted proxy;

  Notifying our Secretary in writing before the meeting; or

  Voting in person at the meeting.

     If you are a beneficial holder, you should follow the instructions provided to you by your broker, bank or nominee as to how to revoke your proxy. You may also revoke your proxy by voting in person at the meeting, provided you comply with the requirements indicated below.

   Attending in Person

     Any stockholder of record may vote in person. All meeting attendees may be asked to present a valid, government-issued photo identification, such as a driver’s license or passport, before entering the meeting.

     If you are a beneficial owner and your shares are held in the name of your broker, bank or nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on April 12, 2005, the record date for voting.

   Matters to be Presented

     We are not aware of any matters to be presented other than those described in this proxy statement. If any matters not described in this proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares.

   Contacting Ultra Clean

     If you have questions or would like more information about the Annual Meeting, you can contact us in any of the following ways:

•	By telephone:	(650) 323-4100

•	By writing:	Secretary
Ultra Clean Holdings, Inc.
150 Independence Drive
Menlo Park, CA 94025

   Deadline for Submitting Stockholder Proposals for the 2006 Annual Meeting

     If you wish to submit a proposal for inclusion in the proxy statement for the 2006 Annual Meeting, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion, we must receive your stockholder proposal no later than December 21, 2005. If you wish to submit a proposal for consideration at the 2006 Annual Meeting but do not wish to have it included in the proxy materials, you must give us notice at the address below and we must receive your notice no later than March 8, 2006.

      Proposals should be sent to the address set forth above under “General Information—Contacting Ultra Clean.”

OWNERSHIP OF ULTRA CLEAN HOLDINGS, INC. SHARES

Outstanding Shares and Voting Rights

     At the close of business on April 12, 2005, the record date, we had 16,372,689 shares of common stock outstanding. Each share of our common stock is entitled to one vote on all matters properly submitted for stockholder vote.

     In order to carry on the business of the meeting, we must have a quorum. This means stockholders entitled to cast a majority of the votes at a meeting of stockholders must be represented at the meeting, either in person or by proxy.

     The election of directors requires a plurality of the votes cast “for” the election of directors. “Plurality” means that the seven nominees who receive the highest number of votes will be elected as directors. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees.

     The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the item will be required to ratify the appointment of our independent auditors for the current fiscal year.

     If any other matter is properly submitted to the stockholders at the Annual Meeting, its adoption generally will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on that matter.

     In accordance with Delaware law, only votes cast “for” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast for the particular matter, they will have the same effect as negative votes or votes against that matter. Broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes occur when shares held by a broker on behalf of a beneficial owner are not voted with respect to a particular proposal, which generally occurs when the broker has not received voting instructions from the beneficial owner and lacks the discretionary authority to vote the shares itself. We believe that the election of directors and ratification of our independent auditors are considered routine matters for which brokerage firms may vote shares held on behalf of beneficial owners who have not voted with respect to the particular proposal.

     FP-Ultra Clean, LLC, holder of approximately 55% of our common stock, has informed us that it intends to vote all of its shares in favor of the nominated slate of directors and for the ratification of the appointment of Deloitte & Touche LLP as our independent auditors.

Security Ownership of Certain Beneficial Owners and Management

      The table below sets forth information as of March 31, 2005 regarding the beneficial ownership (as defined by Rule 13d-3(d)(1) under the Exchange Act) of our common stock by the following:

  each person or group known by us to own beneficially more than five percent of our common stock;

  each of our directors and named executive officers individually; and

  all directors and officers as a group.

      In accordance with Securities and Exchange Commission rules, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of March 31, 2005. Shares issuable pursuant to stock options are deemed outstanding for computing the ownership percentage of the person holding such options but are not outstanding for computing the ownership percentage of any other person. The percentage of beneficial ownership for the following table is based on 16,372,689 shares of common stock outstanding as of March 31, 2005.

      Unless otherwise indicated, the address of each of the named individuals is c/o Ultra Clean Holdings, Inc., 150 Independence Drive, Menlo Park, California 94025. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

Name and Address of Beneficial Owner	Shares Beneficially owned

	Number	Percent
Greater than 5% Stockholders
FP-Ultra Clean, LLC(1)	9,029,900	55.15%
c/o Francisco Partners, L.P.
2882 Sand Hill Road,
Suite 280
Menlo Park, CA 94025
Mazama Capital Management, Inc.(2)	1,606,638	9.81%
One S.W. Columbia, Suite 1500
Portland, OR 97258
Named Executive Officers and Directors
Clarence L. Granger(3)	529,707	3.19%
Kevin L. Griffin(4)	146,137	*
Deborah Hayward(5)	43,244	*
Phillip A. Kagel(6)	5,000	*
Sowmya Krishnan Ph.D.(7)	43,819	*
Bruce Wier(8)	104,455	*

Brian R. Bachman(9)	4,375	*
Susan H. Billat(9)	4,375	*
Dipanjan Deb(1)(10)	9,034,275	55.16%
Kevin C. Eichler(10)	5,375	*
David ibnAle(1)(10)	9,034,275	55.16%
Thomas M. Rohrs(11)	78,072	*

All named executive officers and directors as a group (12 persons)	10,003,209	59.49%

* Less than 1%.

(1)	Based on a Schedule 13G filed with the Securities and Exchange Commission jointly by FP-Ultra Clean, LLC (“FP-Ultra Clean”), Francisco Partners L.P. (“Francisco Partners”) and Francisco Partners GP, LLC (“Francisco GP”) on October 13, 2004. The shares are owned beneficially and of record by FP-Ultra Clean. All of the membership interests of FP-Ultra Clean are beneficially owned by Francisco Partners, and Francisco GP is the general partner of Francisco Partners. Messrs. Deb and ibnAle, members of management of Francisco Partners, disclaim beneficial ownership of the securities held by Francisco Partners, FP-Ultra Clean and Francisco GP.

(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005.

(3)	Includes 216,562 shares subject to common stock options exercisable within 60 days of March 31, 2005.

(4)	Includes 70,312 shares subject to common stock options exercisable within 60 days of March 31, 2005.

(5)	Includes 42,578 shares subject to common stock options exercisable within 60 days of March 31, 2005.

(6)	Mr. Kagel resigned as our Senior Vice President, Chief Financial Officer on March 24, 2005. Information provided in this proxy statement with respect to Mr. Kagel is being provided voluntarily, as he was not a named executive officer in 2004.

(7)	Includes 24,869 shares subject to common stock options exercisable within 60 days of March 31, 2005.

(8)	Includes 51,380 shares subject to common stock options exercisable within 60 days of March 31, 2005.

(9)	Represents shares subject to common stock options that are exercisable within 60 days of March 31, 2005.

(10)	Includes 4,375 shares subject to common stock options exercisable within 60 days of March 31, 2005.

(11)	Includes 15,572 shares subject to common stock options exercisable within 60 days of March 31, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) requires our directors and executive officers and 10% or greater beneficial holders to file certain reports with the Securities and Exchange Commission regarding ownership of, and transactions in, our equity securities. We have reviewed copies of the reports we received and written representations from the individuals required to file the reports.

      Based solely on our review of such reports and representations, we believe that all of our directors, executive officers and beneficial stockholders of at least 10% of our common stock filed, on a timely basis, all reports required by Section 16(a) of the Exchange Act for the year ended December 31, 2004, except for one late Form 4 filing for Ms. Hayward, which has since been filed.

PROPOSAL 1: ELECTION OF DIRECTORS

      Our Board of Director’s Nominating and Corporate Governance Committee has recommended for nomination the director candidates named below. All of these nominees currently serve as our directors. All of our directors are elected for one-year terms.

      If a director nominee becomes unavailable before the election, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Nominating and Corporate Governance Committee names one.

     Director Independence. Our Board of Directors has determined that Brian R. Bachman, Susan H. Billat, Kevin C. Eichler and Thomas M. Rohrs are each independent in accordance with applicable NASDAQ Stock Market and Securities and Exchange Commission rules. Our Board of Directors has also determined that we are a “controlled company” under NASDAQ Stock Market Rule 4350(c)(5) because FP-Ultra Clean, LLC currently owns over 50% of our common stock. In making its determinations of director independence, our Board of Directors considered Mr. Rohrs’ relationships with Applied Materials, Inc., one of our largest customers. In addition to Mr. Rohrs’ past employment with Applied Materials described in the biographical information below, our Board of Directors considered Mr. Rohrs’ relationships with officers and other employees of Applied Materials and his recent experience as an employee of, and consultant to, Applied Materials, in connection with which he earned significant compensation. Effective as of April 29, 2005, Mr. Rohrs no longer serves as a consultant to Applied Materials. Mr. Rohrs was not an executive officer of Applied Materials in the current or in any of the past three fiscal years. Our Board of Directors has concluded that Mr. Rohrs’ relationships with Applied Materials and its officers and other employees would not otherwise interfere with the exercise of his independent judgment in carrying out his responsibilities as a director of Ultra Clean and he is independent under applicable NASDAQ rules.

     OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Name	Age	Director Since

Brian R. Bachman	60	2004
Susan H. Billat	54	2004
Dipanjan Deb	35	2002
Kevin C. Eichler	45	2004
Clarence L. Granger	56	2002
David T. ibnAle	33	2002
Thomas M. Rohrs	54	2003

     Set forth below is information about each of our nominees for director:

     Clarence L. Granger has served as our Chief Executive Officer since November 2002, as our President and Chief Operating Officer since March 1999 and as a director since May 2002. Mr. Granger served as our Executive Vice President and Chief Operating Officer from January 1998 to March 1999 and as our Executive Vice President of Operations from April 1996 to January 1998. Prior to joining Ultra Clean in April 1996, he served as Vice President of Media Operations for Seagate Technology from 1994 to 1996. Prior to that, Mr. Granger worked for HMT Technology as Chief Executive Officer from 1993 to 1994, as Chief Operating Officer from 1991 to 1993 and as President from 1989 to 1994. Prior to that, Mr. Granger worked for Xidex as Vice President and General Manager, Thin Film Disk Division, from 1988 to 1989, as Vice President, Santa Clara Oxide Disk Operations, from 1987 to 1988, as Vice President, U.S. Tape Operations, from 1986 to 1987 and as Director of Engineering from 1983 to 1986. Mr. Granger holds a master of science degree in industrial engineering from Stanford University and a bachelor of science degree in industrial engineering from the University of California at Berkeley.

     Brian R. Bachman has served as a director of Ultra Clean since March 2004. Mr. Bachman was the Chief Executive Officer and Vice Chairman of Axcelis Technologies, Inc. from May 2000 to January 2002. Prior to that, he was Senior Vice President and Group Executive-Hydraulics, Semiconductor Equipment and Specialty Controls of Eaton Corporation from December 1995 to July 2000 and Vice President and general manager for the Standard Products Business Group of Philips Semiconductors B.V. from 1991 to 1995. Mr. Bachman is on the board of directors of Keithley Instruments, Inc. and Kulicke and Soffa Industries, Inc.

     Susan H. Billat has served as a director of Ultra Clean since March 2004. Since 2002, Ms. Billat has been a Principal at Benchmark Strategies, which she founded in 1990. Prior to that, she was a Managing Director and Senior Research Analyst for semiconductor equipment and foundries at Robertson

Stephens & Company from 1996 to 2002 and senior Vice President of Marketing for Utratech Stepper from 1994 to 1996. Prior to 1990, Ms. Billat spent four years in executive positions in the semiconductor equipment industry and twelve years in operations management, engineering management and process engineering in the semiconductor industry. Ms. Billat is on the board of directors of PDF Solutions, Inc. Ms. Billat holds bachelor and masters of science degrees in physics from Georgia Tech and completed further graduate studies in electrical engineering and engineering management at Stanford University.

     Dipanjan Deb has served as a director of Ultra Clean since November 2002. Mr. Deb is a founder of Francisco Partners and has been a partner since its formation in August 1999. Prior to joining Francisco Partners, Mr. Deb was a Principal with Texas Pacific Group from 1998 to 1999. Earlier in his career, Mr. Deb was Director of Semiconductor Banking at Robertson Stephens & Company and a management consultant at McKinsey & Company. Mr. Deb is also on the board of directors of AMIS Holdings, Inc., Conexant Systems, Inc., Legerity, Inc., SMART Modular Technologies, Inc., MagnaChip Semiconductor Ltd. and Credence Systems Corp. Mr. Deb holds a bachelor of science degree in electrical engineering and computer science from the University of California at Berkeley, where he was a Regents Scholar, and a masters degree in business administration from the Stanford University Graduate School of Business.

     Kevin C. Eichler has served as a director of Ultra Clean since March 2004. Mr. Eichler has been the Vice President and Chief Financial Officer of MIPS Technologies, Inc. since June 1998. Prior to that, he was Vice President of Operations and Chief Financial Officer of Visigenic Software Inc. from 1996 to 1998, Executive Vice President of Finance and Chief Financial Officer of National Information Group from 1995 to 1996 and Executive Vice President of Finance and Chief Financial Officer of Mortgage Quality Management, Inc. from 1991 to 1995. Prior to 1991, Mr. Eichler held management positions with NeXT Software and Microsoft. Mr. Eichler is on the board of directors of SupportSoft, Inc. and Magma Design Automation, Inc. Mr. Eichler holds a bachelor of science degree in accounting from St. John’s University.

     David T. ibnAle has served as a director of Ultra Clean since November 2002 and as our lead director since February 2005. Mr. ibnAle is a Principal with Francisco Partners and has been an investment professional with Francisco Partners since December 1999, when he joined as a Vice President. Prior to joining Francisco Partners, Mr. ibnAle was an associate with Summit Partners from 1996 to 1998. Prior to that he worked in the Corporate Finance Department of Morgan Stanley & Co. from 1994 to 1996. Mr. ibnAle also worked in the Fixed Income Division of Goldman Sachs & Co. Mr. ibnAle holds an A.B. in public policy and an A.M. in international development policy from Stanford University and a masters degree in business administration from the Stanford University Graduate School of Business.

     Thomas M. Rohrs has served as a director of Ultra Clean since January 2003. Mr. Rohrs currently serves as an independent advisor to a number of companies and served as an independent advisor to Applied Materials, Inc., one of our largest customers, from August 2004 to April 2005. Mr. Rohrs served as Vice President, Strategic Development, of Applied Global Services, a division of Applied Materials, Inc., from October 2003 to August 2004. Prior to that, he was a senior advisor to Applied Materials, Inc. from May 2002 to September 2003 and Senior Vice President, Global Operations, at Applied Materials, Inc. from November 1997 to April 2002. Prior to that he was Vice President, Worldwide Operations, for Silicon Graphics from 1992 to 1997 and Senior Vice President, Manufacturing and Customer Service, at MIPS Computer Systems from 1989 to 1992. Prior to 1989, Mr. Rohrs was employed by Hewlett Packard in a number of managerial positions. Mr. Rohrs is on the board of directors of Magma Design Automation, Inc., Ion Systems, Inc. and Electroglas, Inc. Mr. Rohrs has a bachelor of science in mechanical engineering from the University of Notre Dame and a masters degree in business administration from Harvard Business School. He serves on the Engineering Advisory Council for the University of Notre Dame.

     There are no family relationships among any of our directors and named executive officers.

Board of Directors Structure and Corporate Governance Information

     Stockholder’s Agreement. Pursuant to a stockholder’s agreement, our principal stockholder, FP-Ultra Clean, LLC, which is controlled by Francisco Partners, L.P., has the right to nominate for election a majority of the members of our Board of Directors as long as it holds at least 25% of our outstanding common stock. However, if FP-Ultra Clean, LLC’s ownership interest in us decreases, its right to nominate directors will be reduced as follows:

Percentage stock ownership	Percent of nominees for election to our Board of Directors

25% or more	50%
Less than 25%	25%
Less than 20%	20%
Less than 10%	10%
Less than 5%	0%

      Director Responsibilities. We are governed by our Board of Directors and its various committees that meet throughout the year. Our Board of Directors currently consists of seven directors. During 2004, there were 12 meetings of our Board of Directors. We expect directors to attend and prepare for all meetings of the Board of Directors and the meetings of the committees on which they serve. During 2004 each of our directors attended more than 75% of the aggregate of all meetings of the Board of Directors and any committees on which he or she served.

     Executive Sessions of the Independent Directors. Our independent directors have the opportunity to meet in an executive session following each regularly scheduled meeting of the Board of Directors.

     Lead Director. On February 9, 2005, our Board of Directors appointed Mr. ibnAle to serve as our lead director. The duties of the lead director include: (i) presiding at all meetings of the Board of Directors, (ii) serving as a liaison between our Chief Executive Officer and the Board of Directors, (iii) approving information and materials sent to the Board of Directors, (iv) approving the meeting agenda for meetings of the Board of Directors, and (v) approving meeting schedules to assure that there is sufficient time for discussion of all items. The lead director also has the authority to call meetings of the Board of Directors.

     Corporate Governance. Our Board of Directors has adopted corporate governance guidelines. These guidelines address items such as the standards, qualifications and responsibilities of our directors and director candidates, and corporate governance policies and standards applicable to us in general. In addition, we have a code of business conduct and ethics which applies to all of our employees, including our executive officers, and our directors. Both our corporate governance guidelines and our code of business conduct and ethics are available on the corporate governance section of our website at www.uct.com under the heading “Investor Relations.” The charters of the Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee are also available in the corporate governance section of our website.

      Communicating with our Board of Directors. Any stockholder wishing to communicate with our Board of Directors may send a letter to the address specified on page 2 of this proxy statement. Communications that are intended specifically for non-employee directors should be sent to the attention of the Chairman of the Nominating and Corporate Governance Committee.

      Annual Meeting Attendance: Our Board of Directors has adopted a policy that all members should attend each annual meeting of stockholders when practicable.

Committees of our Board of Directors

      Our Board of Directors has three principal committees. The following describes for each committee its current membership, the number of meetings held during 2004 and its mission:

     Audit Committee.

     The Audit Committee was created by our Board of Directors to:

  assist our Board of Directors in its oversight of

    the integrity of our financial statements;

    the qualifications, independence and performance of our independent auditors; and

    our compliance with legal and regulatory requirements; and

  prepare the Audit Committee report required by the rules of the Securities and Exchange Commission, which report can be found on page 9 of this proxy statement.

      In addition, any transaction in which one of our directors has a conflict of interest must be disclosed to our Board of Directors and reviewed by the Audit Committee. Under our corporate governance guidelines, if a director has a conflict of interest, the director must disclose the interest to the Audit Committee and our Board of Directors and must recuse himself or herself from participation in the discussion and must not vote on the matter. The Audit Committee is authorized to retain special legal, accounting or other advisors in order to seek advice or information with respect to all matters under consideration, including potential conflicts of interest. A copy of this committee’s charter is attached to this proxy statement as Appendix A and is also available in the corporate governance section of our website at www.uct.com.

      For the 2004 audit cycle, including the Audit Committee report included in this proxy statement, the members of the Audit Committee were Messrs. Bachman, Eichler and ibnAle and Ms. Billat. The current members of our Audit Committee are Messrs. Bachman and Eichler and Ms. Billat. Our Board of Directors has determined that each current member of the committee is independent as defined under NASDAQ Stock Market and Securities and Exchange Commission rules. Our Board of Directors has concluded that all members of the Audit Committee qualify as Audit Committee financial experts as defined by Securities and Exchange Commission rules. The Audit Committee met four times in 2004.

     Compensation Committee.

     The Compensation Committee was created by our Board of Directors to:

  oversee our compensation and benefits policies generally, including the issuance of stock options;

  evaluate senior executive performance and review our management succession plan;

  oversee and set compensation for our senior executives; and

  prepare the report on executive compensation that Securities and Exchange Commission rules require, which can be found on page 13 of this proxy statement.

      A copy of this committee’s charter is available in the corporate governance section of our website at www.uct.com.

      Our Compensation Committee consists of Messrs. Bachman, Deb, ibnAle and Rohrs. Our Board of Directors has determined that Messrs. Bachman and Rohrs are independent as defined under NASDAQ Stock Market and the Securities and Exchange Commission rules. Messrs. Deb and ibnAle are not independent, as permitted by NASDAQ Stock Market rules applicable to “controlled companies.” The Compensation Committee met three times in 2004.

     Nominating and Corporate Governance Committee.

     The Nominating and Corporate Governance Committee was created by our Board of Directors to:

  identify qualified individuals to fill any independent director positions on our Board of Directors and recommend such individuals to our Board of Directors for election at the next annual or special meeting of stockholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

  recommend directors for appointment to committees of our Board of Directors;

  make recommendations to our Board of Directors as to determinations of director independence;

  evaluate the performance of our Board of Directors;

  oversee and set compensation for our directors; and

  develop, recommend and oversee compliance with our corporate governance guidelines and code of business conduct and ethics.

      A copy of this committee’s charter is available in the corporate governance section of our website at www.uct.com.

      The current members of our Nominating and Corporate Governance Committee are Messrs. Deb, ibnAle, Eichler and Rohrs. Our Board of Directors has determined that Messrs. Eichler and Rohrs are independent as defined under NASDAQ Stock Market and Securities and Exchange Commission rules. Messrs. Deb and ibnAle are not independent, as permitted by NASDAQ Stock Market rules applicable to “controlled companies.” The Nominating and Corporate Governance Committee met once in 2004.

Consideration of Director Nominees

      Stockholder Nominee. The Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for membership on our Board of Directors as described below under “Identifying and Evaluating Nominees for Directors,” and will advise the recommending stockholder or group of stockholders as to its final decision. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capabilities on our Board of Directors and to address the membership criteria set forth under “Director Qualifications” in our corporate governance guidelines. To be considered, recommendations must be received by the committee, with a biographical summary, at the address listed on page 2 of this proxy statement.

      Director Qualifications. The Nominating and Corporate Governance Committee Charter contains our Board of Directors membership criteria that apply to nominees recommended by the Nominating and Corporate Governance Committee for a position on our Board of Directors. In addition, the Nominating and Corporate Governance Committee will take into account the independence, financial literacy and financial expertise standards required under our Board of Directors committees’ charters and applicable laws, rules and regulations, and the ability of the candidate, in light of the candidate’s other activities and our corporate governance guidelines, to devote the necessary time and attention to serving as a director and a committee member.

      Identifying and Evaluating Nominees for Directors. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of our Board of Directors and whether any vacancies on our Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current directors, professional search firms engaged by us, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee considers certain properly submitted stockholder nominations for candidates for our Board of Directors. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

Director Compensation

      Each non-employee director is paid a $20,000 annual retainer fee, a $5,000 annual fee per committee on which each non-employee director serves and a $5,000 annual fee per committee on which each non-employee director serves as the chairperson. In addition, upon joining our board, each non-employee director is granted options to purchase 15,000 shares of our common stock that will vest over four years, and each year, immediately following our Annual Meeting, each non-employee director is granted options to purchase 7,500 shares (or, if the director has served less than one year, a pro rata amount) of our common stock that will also vest over four years. In addition to the standard director compensation described above, in March 2004, we granted Mr. Rohrs 62,500 shares of restricted stock (subject to vesting over four years) in recognition of his past service as a director of Ultra Clean as a private company. Beginning in 2005, Messrs. ibnAle and Deb have waived their right to receive compensation, including equity awards, for their service on our Board of Directors and its committees.

      A description of our agreements with Mr. Granger, our only employee director, can be found under “Agreements with Executive Officers.”

Certain Relationships and Related Transactions

     Relationship with Francisco Partners

      FP-Ultra Clean, LLC currently holds approximately 55% of our outstanding common stock. Two of our directors, Messrs. Deb and ibnAle, are employees of Francisco Partners, L.P., which controls FP-Ultra Clean, LLC. Set forth below is a brief description of the existing relationships and agreements between us and Francisco Partners.

      5% Series A Senior Notes due 2009. In connection with the acquisition of our business from Mitsubishi Corporation, we issued and sold to FP-Ultra Clean, LLC, in a series of transactions from November 15, 2002 through December 2, 2002, an aggregate of $29,250,000 of our Series A Senior Notes. In 2004, we redeemed all Series A Senior Notes plus accrued interest held by FP-Ultra Clean, LLC.

      Advisory Fee. In 2004, we paid Francisco Partners Management, LLC a one-time fee of $2.0 million for advisory services performed during the period leading up to our initial public offering. We are not required to pay any additional fees to Francisco Partners or any of its affiliates.

      Stockholder’s Agreement. We and FP-Ultra Clean, LLC have entered into a stockholder’s agreement. The stockholder’s agreement covers matters of corporate governance, restrictions on transfer of our securities and information rights. For a description of the provisions relating to the nomination of directors, see “Board of Directors Structure and Corporate Governance Information”.

      The stockholder’s agreement provides that our Board of Directors may not take certain significant actions without the approval of FP-Ultra Clean, LLC as long as it owns at least 25% of our outstanding common stock. These actions include:

  mergers, acquisitions or certain sales of assets;

  any liquidation, dissolution or bankruptcy;

  issuances of securities;

  determination of compensation and benefits for our Chief Executive Officer and Chief Financial Officer;

  appointment or dismissal of any of the chairman of our Board of Directors, Chief Executive Officer, Chief Financial Officer or any other executive officer in any similar capacity;

  amendments to the Stockholder’s Agreement or exercise or waiver of rights under the Stockholder’s Agreement;

  amendments to our charter or bylaws;

  any increase or decrease in the number of directors that comprise our Board of Directors;

  the declaration of dividends or other distributions;

  any incurrence or refinancing of indebtedness in excess of $10 million;

  approval of our business plan, budget and strategy; and

  modification of our long-term business strategy.

      So long as FP-Ultra Clean, LLC holds any of our securities, it has the right to receive from us financial information, monthly management reports, reports from our independent public accountants and such additional information regarding our financial position or business as it reasonably requests.

     Registration Rights Agreement. The registration rights agreement provides that, at the request of FP-Ultra Clean, LLC or its permitted transferees, we can be required to effect registration statements, or demand registrations, registering the securities held by FP-Ultra Clean, LLC. We are required to pay the registration expenses in connection with each demand registration. We may decline to honor any of these demand registrations if the aggregate gross proceeds expected to be received does not equal or exceed $5 million or if we have effected a demand registration within the preceding 90 days. If a demand registration is underwritten and the managing underwriter advises us that the number of securities offered to the public needs to be reduced, priority of inclusion in the demand registration shall be such that first priority shall be given to FP-Ultra Clean, LLC and its permitted transferees.

     In addition to our obligations with respect to demand registrations, if we propose to register any of our securities, other than a registration on form S-8 or S-4 or successor forms of these forms, whether or not such registration is for our own account, FP-Ultra Clean, LLC will have the opportunity to participate in such registration. Expenses relating to these “incidental registrations” are required to be paid by us.

      If an incidental registration is underwritten and the managing underwriter advises us that the number of securities offered to the public needs to be reduced, priority of inclusion shall be such that first priority shall be given to us and second priority shall be given to FP-Ultra Clean, LLC and its permitted transferees. We and the stockholders selling securities under a registration statement are required to enter into customary indemnification and contribution arrangements with respect to each registration statement.

     Transactions with Management and Directors

      In connection with the acquisition of our business from Mitsubishi Corporation, we entered into restricted securities purchase agreements, each dated as of November 26, 2002, with some of our key employees, including Messrs. Granger, Griffin and Wier and Dr. Krishnan. Pursuant to these agreements, we issued and sold $536,900 aggregate principal amount of our Series A Senior Notes to these key employees. The notes were issued and sold on the same terms as the notes issued and sold to FP-Ultra Clean, LLC. We also granted $805,500 aggregate principal amount of our Series A Senior Notes to these same key employees, which we refer to as the “Bonus Notes”. In 2004, we redeemed all Series A Senior Notes plus accrued interest, including all Bonus Notes held by Messrs. Granger, Griffin and Wier and Dr. Krishnan.

      The wife of Bruce Weir, our Vice President of Engineering, is the sole owner of Acorn Travel, Inc., our primary travel agency. We incurred fees for travel-related services, including the cost of airplane tickets, provided by Acorn Travel to Ultra Clean for a total of $159,715 in the year ended December 31, 2004.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

      The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending December 31, 2005. We are asking you to ratify this appointment, although your ratification is not required. A representative of Deloitte & Touche LLP will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

      OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS.

      Set forth below are the aggregate fees incurred for the professional services provided by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"), in 2004 and 2003.

	Fiscal Year Ended

	December 31, 2004	December 31, 2003
Audit fees	$384,370	$886,370
Audit-related fees	210,362	0
Tax fees	121,700	71,790
Other fees	0	100,000

      Audit fees consist of services rendered to us and our subsidiaries for the audit of our annual financial statements, reviews of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Fiscal 2003 also includes review of our registration statement on Form S-1 and other materials and services related to our initial public offering.

      Audit-related fees consist of fees billed for services related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” Fiscal 2004 also includes fees related to services related to evaluating a potential acquisition that was terminated during the third quarter of 2004.

      Tax fees consist of fees billed for professional services for tax compliance and tax advice. These services consist of assistance regarding federal, state and international tax compliance and assistance with the preparation of various tax returns.

      Other fees consist of non-audit services, including fees in connection with the analysis of gross margin by customer.

      All services provided by Deloitte & Touche were pre-approved in accordance with the Audit Committee’s pre-approval policies.

Report of the Audit Committee

     The Audit Committee is currently composed of three directors, each of whom meet the requirements of applicable NASDAQ Stock Market and Securities and Exchange Commission rules for independence. Until March 24, 2005, the one-year anniversary of our initial public offering, Mr. ibnAle, who is not independent due to his affiliation with FP-Ultra Clean, LLC, our controlling stockholder, was also a member of the Audit Committee as permitted by NASDAQ Stock Market and Securities and Exchange Commission rules. The key responsibilities of our committee are set forth in our charter, which was adopted by us and approved by our Board of Directors and is attached to this proxy statement as Appendix A.

     We serve in an oversight capacity and are not intended to be part of Ultra Clean’s operational or managerial decision-making process. Ultra Clean’s management is responsible for preparing the consolidated financial statements, and its independent auditors are responsible for auditing those statements. Our principal purpose is to monitor these processes.

     In this context, we met and held discussions with management and the independent auditors. Management represented to us that Ultra Clean’s consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and we have reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent auditors. We also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended, and rule 2-07 (communications with Audit Committee) of Regulation S-X.

     We discussed with the independent auditors the auditors’ independence from Ultra Clean and its management, including the matters, if any, in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). We also considered whether the independent auditors’ provision of audit and non-audit services to Ultra Clean is compatible with maintaining the auditors’ independence.

     Based on the reviews and discussions referred to above, we have recommended to our Board of Directors, and our Board of Directors has approved, that the audited financial statements be included in Ultra Clean’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

     We have appointed Deloitte & Touche LLP as Ultra Clean’s independent auditors for 2005.

Members of the Audit Committee

Kevin C. Eichler, Chairman
Brian R. Bachman
Susan H. Billat

EXECUTIVE COMPENSATION

Summary Compensation Table

     This table sets forth certain information regarding the annual and long-term compensation we paid to or for our President and Chief Executive Officer and each of our other executive officers named in the table (the “named executive officers”) for each of our last two fiscal years.

	Annual Compensation					Long-Term Compensation(1)

Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation (2)(3)	Number of Securities Underlying Options (#)	All Other Compensation ($)

Clarence L. Granger	2004	298,846	126,837		968	---	508,589	(4)
President, Chief Executive Officer,	2003	233,077	33,932		1,055	---	10,480	(5)
Chief Operating Officer

Kevin L. Griffin(6)	2004	161,923	80,330		---	---	141,984	(7)
Acting Chief Financial Officer and	2003	179,663	16,287		---	---	---
Vice President, Chief Administrative
Officer

Bruce Wier	2004	196,834	39,742		723	5,000	109,804	(8)
Vice President Engineering	2003	180,838	19,138		837	---	9,643	(9)

Deborah Hayward	2004	141,350	118,468	(10)	---	31,250	3,164	(11)
Vice President Sales	2003	110,298	70,415	(10)	---	---	2,956	(11)

Sowmya Krishnan, Ph.D.	2004	165,383	33,823		244	25,000	39,894	(12)
Vice President of Technology and	2003	123,654	8,551		---	---	3,700	(11)
Chief Technology Officer

Phillip A. Kagel(13)	2004	81,130	27,768		---	185,000	---
Former Senior Vice President, Chief	2003	---	---		---	---	---
Financial Officer

(1)	On December 31, 2004, Messrs. Granger, Griffin and Weir and Dr. Krishnan held 79,650, 22,750, 15,926 and 5,688 shares of restricted stock, respectively, with a value of $482,679, $137,865, $96,512 and $34,469, respectively, based on our common stock closing price of $6.06 on December 31, 2004.

(2)	Amounts include tax gross-up reimbursements for executives’ life insurance premiums.

(3)	Excludes small amounts of perquisites such as executive disability insurance and car allowance, which do not exceed $50,000 or 10% of executive’s annual salary.

(4)	Amount includes company contribution of $9,750 under Ultra Clean’s 401(k) Plan, $1,740 reimbursed for executive’s life insurance premium and $497,099 paid to executive for redemption of the Bonus Notes, including interest (see “Certain Relationships and Related Transactions—Transactions with Management and Directors”).

(5)	Amount includes company contribution of $8,740 under Ultra Clean’s 401(k) Plan and $1,740 reimbursed for executive’s life insurance premium.

(6)	Mr. Griffin served as our Chief Financial Officer from February 2000 through August 2004, at which time he assumed the position of Vice President, Chief Administrative Officer. In March 2005, following the resignation of Mr. Kagel, Mr. Griffin assumed the office of Acting Chief Financial Officer.

(7)	This amount reflects redemption of the Bonus Notes, including interest (see “Certain Relationships and Related Transactions—Transactions with Management and Directors”).

(8)	Amount includes company contribution of $8,858 under Ultra Clean’s 401(k) Plan, $1,505 reimbursed for executive’s life insurance premium and $99,442 paid to executive for redemption of the Bonus Notes, including interest (see “Certain Relationships and Related Transactions—Transactions with Management and Directors”).

(9)	Amount includes company contribution of $8,138 under Ultra Clean’s 401(k) Plan and $1,505 reimbursed for executive’s life insurance premium.

(10)	This amount reflects sales commissions paid to executive.

(11)	This amount reflects company contribution under Ultra Clean’s 401(k) Plan.

(12)	Amount includes company contribution of $4,054 to Ultra Clean’s 401(k) Plan, $35,470 paid to executive for redemption of the Bonus Notes, including interest (see “Certain Relationships and Related Transactions—Transactions with Management and Directors”) and $370 reimbursed for executive’s life insurance premium.

(13)	Mr. Kagel joined Ultra Clean as our Senior Vice President, Chief Financial Officer in August 2004 and resigned in March 2005.

Stock Options Granted in Fiscal 2004

     The following table sets forth information concerning grants of options to acquire shares of our common stock granted to our named executive officers during the fiscal year ended December 31, 2004. All options listed in the table become vested and exercisable over a four-year period from the date of grant, with the first 25% of the shares vesting on the first anniversary of the grant date and 1/48th of the shares vest monthly thereafter. The options were granted at an exercise price equal to the fair market value of our common stock on the date of grant. No stock appreciation rights were granted during 2004 to any of our named executive officers.

	Individual Grants
					Potential Realizable Value At Assumed Annual Rates of Appreciation for Option Term($)(1)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in 2004(%)	Exercise Price ($/Share)	Expiration Dates

					5%	10%

Clarence L. Granger	---	---	---	---	---	---
Kevin L. Griffin	---	---	---	---	---	---
Bruce Wier	5,000	1.04	7.00	March 24, 2014	22,011	55,781
Deborah Hayward	31,250	6.52	7.00	March 24, 2014	137,571	348,631
Sowmya Krishnan, Ph.D.	25,000	5.22	7.00	March 24, 2014	110,057	278,905
Phillip A. Kagel	185,000	38.62	6.73	August 2, 2014	783,005	1,984,289

(1)	In accordance with Securities and Exchange Commission rules, these columns show estimated hypothetical gains that could accrue for the respective options, assuming that the market price of our common stock appreciates from the date of grant over a period of 10 years at an annualized rate of 5% and 10%, respectively. The disclosure of 5% and 10% assumed rates is required by Securities and Exchange Commission rules and does not represent our estimate or projection of future common stock price or stock price growth.

Aggregated Option Exercises in 2004 and Option Values at December 31, 2004

     The following table sets forth information regarding unexercised options held as of December 31, 2004 by each of our named executive officers. None of our named executive officers exercised any stock options in the year ended December 31, 2004.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2004 (#)		Value of Unexercised In-the-Money Options at December 31, 2004 ($)(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Clarence L. Granger	---	---	176,458	208,542	892,877	1,055,223
Kevin L. Griffin	---	---	57,291	67,709	289,892	342,608
Bruce Wier	---	---	40,677	53,073	205,826	243,249
Deborah Hayward	---	---	26,953	66,797	136,382	179,868
Sowmya Krishnan, Ph.D.	---	---	14,323	41,927	72,474	85,651
Phillip A. Kagel	---	---	0	185,000	0	0

(1)	Based on $6.06 per share, which was the closing price of our common stock on December 31, 2004, minus the exercise price multiplied by the number of shares issuable on exercise of the option.

Equity Compensation Plan Information

     This table summarizes our equity plan information as of December 31, 2004.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders: (1)	1,572,414	$3.01	1,979,285
Equity compensation plans not approved by security holders	---	---	---
Total	1,572,414	---	1,979,285

(1)	Consists of the Amended and Restated Stock Incentive Plan and, for purposes of column (c), the Employee Stock Purchase Plan. The number of shares available under our Amended and Restated Stock Incentive Plan automatically increases each year, beginning January 1, 2005 through January 1, 2014, by an amount equal to the lesser of (i) 370,228 shares, (ii) 2% of the number of shares of the common stock outstanding on the date of the increase or (iii) an amount determined by the Board of Directors.

Agreements with Executive Officers

     Employment Agreement with Clarence L. Granger

      We entered into an employment agreement with Clarence L. Granger dated November 15, 2002, as amended on March 2, 2004, pursuant to which he agreed to serve as our President and Chief Executive Officer. His amended employment agreement has a term through March 2006 and provides for a base salary of $300,000. Pursuant to the original agreement, Mr. Granger received a signing bonus, of which approximately $74,000 was paid in cash, $88,000 was paid in cash but used to purchase our common stock, and $265,000 was placed in a deferred compensation arrangement payable after seven years (or earlier in the discretion of our Board of Directors). Under this deferred compensation arrangement, we have agreed to pay interest of 2.7% per annum on the deferred amount, payable on June 30 and December 31 of each year. Under his employment agreement, Mr. Granger is eligible to receive an annual bonus of up to $150,000, subject to the satisfaction of performance goals as may be set by our Board of Directors. In the event that Mr. Granger is terminated by us without cause at any time or Mr. Granger resigns within six months after a change of control with good reason, he is entitled to continue to receive the amount of his base salary for 12 months (offset by any income earned by him during such 12 months), 12 months’ accelerated vesting of his options and health plan benefits for 12 months (or, if earlier, until he becomes eligible for group health coverage with another employer).

     Employment Agreement with Kevin L. Griffin

      We entered into an employment agreement with Kevin L. Griffin in April 2005. Under this agreement, Mr. Griffin will continue to receive a base salary of $200,000 and participate in an executive bonus plan. In the event that Mr. Griffin is terminated by us without cause before March 24, 2006, he will receive a cash payment equal to $20,000, 6 months of accelerated vesting of his stock options, full accelerated vesting of restricted stock that he acquired in November 2002, and health plan benefits for 12 months (or, if earlier, until he becomes eligible for group health coverage with another employer).

     Separation Agreement with Phillip A. Kagel

      Phillip A. Kagel resigned as Ultra Clean’s Senior Vice President, Chief Financial Officer on March 24, 2005. In connection with his separation of employment, we agreed to pay Mr. Kagel seven months of salary and health benefits.

     Compensation Committee Interlocks and Insider Participation

      No member of our Compensation Committee is on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or its Compensation Committee. Additional information concerning transactions between us and entities affiliated with members of our Compensation Committee is included in this proxy statement under the caption “Certain Relationships and Related Transactions”.

Stock Performance Graph

      The graph set forth below compares the cumulative total return to stockholders on our common stock between March 25, 2004 and December 31, 2004 with the cumulative total return of the Nasdaq Stock Market and the RDG Semiconductor Composite. The graph assumes that $100 was invested on March 25, 2004 in our common stock and on February 29, 2004 in each of the foregoing indices and assumes the reinvestment of dividends, if any. No dividends have been declared or paid on our common stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

COMPARISON OF 10 MONTH CUMULATIVE TOTAL RETURN*
AMONG ULTRA CLEAN HOLDINGS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG SEMICONDUCTOR COMPOSITE INDEX

Report of the Compensation Committee

     Our Compensation Committee (the “Committee”) was created by our Board of Directors to oversee our compensation and benefits policies generally, including our equity incentive program; to evaluate senior executive performance and review our management succession plan; and to oversee and determine compensation for our executive officers. Our Compensation Committee acts in accordance with the terms of its charter, which is available in the corporate governance section of our website at www.uct.com.

     Executive Compensation Policy

     The Committee has structured our compensation program with a view toward ensuring the financial strength of Ultra Clean, maintaining competitiveness with companies of similar size in our industry, attracting and retaining quality employees, and maximizing long-term stockholder value. We seek to accomplish this by providing a total compensation opportunity that consists of a combination of base salary, cash incentive pay, equity incentives, and a comprehensive benefits program.

     Base Salary. Each of our executive officers, including the chief executive officer, receives a base salary that is reviewed at least annually to determine whether an adjustment is appropriate to reflect changes in market conditions, Ultra Clean’s performance and individual performance and level of responsibilities. Fiscal 2004 base salary levels for all executive officers were established by the compensation committee based upon the above criteria.

     Cash Performance-Based Annual Bonus. To reward superior performance and contributions made by key executives, we award discretionary cash bonuses annually based on the achievement of specific financial and operational goals and individual performance. These cash performance-based awards generally are determined shortly after audited financial results are available each fiscal year. The Committee establishes financial targets as an incentive for superior corporate performance. The payout of the award to executive officers is based primarily on the attainment of financial targets established at the start of the fiscal year by the Committee and, on a case-by-case basis, the accomplishment of individual achievements during the fiscal year. For fiscal 2004, our executive officers, other than the Vice President of Sales, received cash bonuses ranging from 20% to 50% of their base salaries. Deborah Hayward, our Vice President of Sales, receives all annual bonus compensation in the form of sales commissions.

     Long-Term Equity Compensation. The Committee believes that using equity awards as a long-term incentive aligns the interests of the executive officers with those of our stockholders. Long-term equity compensation is realized through the grant of incentive awards under our stock incentive plan. Our stock incentive plan allows for grants of stock options as well as other stock-based awards including restricted stock, restricted stock units, stock appreciation rights, rights to purchase stock and other awards that are based on or related to the performance of our common stock. To date, the only types of equity awards we have granted to our executive officers under the stock incentive plan are stock options. The Committee approves and recommends to the full board all option grants for executive officers and the guidelines to be used for option grants for other management employees. Individual grants of stock options are based on level of responsibility and individual performance. During 2004, certain of our executive officers received option grants based on performance and our review of competitive equity practices. In addition, Ultra Clean has offered an employee stock purchase plan to our employees (including our executive officers), which allows them to purchase a limited amount of Ultra Clean stock at a discount at specified times during the year.

     Other Benefits and Perquisites. We review other benefits that may be provided to our executive officers, including the CEO. Generally our executives do not receive employee benefits beyond those offered to other employees, although our executives are eligible to participate in a deferred compensation plan and certain executives receive benefits such as tax reimbursements for executives’ life insurance premiums, car allowances and executive disability insurance as described above under “Executive Compensation—Summary Compensation”.

     Chief Executive Officer Compensation

     Mr. Granger’s annual base salary was increased to $300,000 during March 2004 prior to our initial public offering, as a result of our review of market practice at companies of similar size in our industry and his increased responsibilities as chief executive officer of a public company. See “Agreements with Executive Officers—Employment Agreement with Clarence L. Granger”. In determining Mr. Granger’s total compensation package for 2004, the Committee considered the compensation policies described above, as well as the effectiveness of Mr. Granger’s leadership of Ultra Clean and our achievement of strategic and financial objectives. During 2004, these objectives included: (i) increasing market share and profitability levels at certain key customers; (ii) increasing company-wide revenue and profitability levels; (iii) successfully executing certain new product initiatives; and (iv) successfully executing a geographic expansion of Ultra Clean’s manufacturing footprint. The Committee believes that the total compensation of Mr. Granger is competitive with compensation packages for chief executive officers at companies of similar size in our industry and reflects our performance in fiscal 2004.

     Policy on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code limits our tax deductibility of compensation in excess of $1 million paid to our Chief Executive Officer or any of our four other most highly compensated executive officers, unless the compensation is “performance-based” as defined by the Internal Revenue Code. We generally intend to maximize the deductibility of executive compensation so long as the deductibility is compatible with the objectives of our compensation policies, including retention of high-performing individuals and maintaining competitive compensation. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m).

     The foregoing report has been furnished by the Compensation Committee of the Board of Directors of Ultra Clean Holdings, Inc.

Members of the Compensation Committee

Brian R. Bachman
Thomas M. Rohrs
David T. ibnAle
Dipanjan Deb

SOLICITATION OF PROXIES

     We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that some of our employees may also solicit stockholders for the same type of proxy, personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We may also reimburse banks, brokerage firms and nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our common stock and obtaining their voting instructions.

ANNUAL REPORT ON FORM 10-K

     WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR OUR MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE ADDRESSED ATTN: SECRETARY AT OUR ADDRESS SET FORTH ON PAGE 2 OF THIS PROXY STATEMENT.

Appendix A

Audit Committee Charter

ULTRA CLEAN HOLDINGS, INC.
a Delaware corporation
(the “Company”)

Audit Committee Charter
Adopted March 1, 2004

Purpose

     The Audit Committee is created by the Board of Directors of the Company (the “Board”) to:

assist the Board in its oversight of

the integrity of the financial statements of the Company;

the qualifications, independence and performance of the Company’s independent auditors; and

compliance by the Company with legal and regulatory requirements; and

prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

Membership

     The Audit Committee shall consist of at least three members comprised solely of independent directors meeting the independence and experience requirements of Securities and Exchange Commission rules and regulations and Nasdaq or stock exchange requirements, subject to any applicable grace periods from or exceptions to such requirements. At least one member of the Audit Committee shall be an “audit committee financial expert” within the meaning of Securities and Exchange Commission rules and regulations. Audit Committee members may not serve on the audit committees of more than two other public companies. The Nominating and Corporate Governance Committee shall recommend to the Board nominees for appointment to the Audit Committee as vacancies or newly created positions occur. Audit Committee members shall be appointed by the Board and may be removed by the Board at any time. The Nominating and Corporate Governance Committee shall recommend to the Board, and the Board shall designate, the Chairman of the Audit Committee.

Responsibilities

     In addition to any other responsibilities which may be assigned from time to time by the Board, the Audit Committee is responsible for the following matters.

     Independent Auditors

The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (subject, if applicable, to stockholder ratification), and each such accounting firm must report directly to the Audit Committee.

The Audit Committee has the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors of the Company (subject to any required stockholder ratification).

The Audit Committee shall pre-approve the audit services and non-audit services to be provided by the Company’s independent auditors before the auditors are engaged to render services. The Audit Committee may delegate its authority to pre-approve services to one or more Audit Committee members; provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting.

The Audit Committee shall review and approve the scope and staffing of the independent auditors’ annual audit plan(s).

The Audit Committee shall evaluate the independent auditors’ qualifications, performance and independence and shall present its conclusions with respect thereto to the full Board on no less than an annual basis. As part of each such evaluation, the Audit Committee shall:

to the extent required by Securities and Exchange Commission rules and regulations or by Nasdaq or stock exchange requirements, obtain and review one or more written reports from the Company’s independent auditors:

describing the independent auditors’ internal quality-control procedures;

describing any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm and any steps taken to deal with any such issues; and

delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1;

review any reports issued by the Company’s independent auditors pursuant to Section 10A of the Securities Exchange Act of 1934;

actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditors;

review and evaluate the senior members of the independent auditors team(s), particularly the partners on the audit engagement teams;

consider whether the audit engagement team partners should be rotated more frequently than is required by law so as to assure continuing auditor independence;

consider on an annual basis whether the independent auditors should be rotated so as to assure continuing auditor independence; and

obtain the opinion of management of the independent auditors’ performance.

The Audit Committee must approve the hiring by the Company of any current employee of the independent auditors or any person who has been an employee of the independent auditors within five years of his proposed hire date by the Company.

Financial Statements; Disclosure and Other Risk Management and Compliance Matters

The Audit Committee shall review with management and the independent auditors, in separate meetings if the Audit Committee deems it appropriate:

the annual audited financial statements, including the Company’s disclosures under

“Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Company’s Form 10-K;

the quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Company’s Form 10-Q;

any analyses or other written communications prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

the critical accounting policies and practices of the Company;

related-party transactions and off-balance sheet transactions and structures;

any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles;

the Company’s practices with respect to the use of non-GAAP financial information in its public disclosures; and

regulatory and accounting initiatives or actions applicable to the Company (including any Securities and Exchange Commission investigations or proceedings).

The Audit Committee shall review the Company’s earnings press releases and all financial information, including earnings guidance to be provided, and presentations to be made, to analysts and rating agencies, paying particular attention to the use of non-GAAP financial information, in all cases prior to the release thereof.

The Audit Committee shall, in conjunction with the Company’s Chief Executive Officer and Chief Financial Officer, review the Company’s internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

The Audit Committee shall review and discuss with the independent auditors any audit problems or difficulties and management’s response thereto, including those matters required to be discussed with the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61, as amended, such as:

any restrictions on the scope of the independent auditors’ activities or access to requested information;

any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise);

any communications between the audit team and the audit firm’s national office regarding material auditing or accounting issues presented by the engagement;

any management or internal control letter issued, or proposed to be issued, by the auditors; and

any significant disagreements between the Company’s management and the independent auditors.

The Audit Committee shall have sole authority over the resolution of any disagreements between management and the independent auditors regarding the Company’s financial reporting.

The Audit Committee shall review the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures.

All complaints received by the Company regarding accounting, internal accounting controls or auditing matters shall be directed to the Chairman of the Audit Committee, and the Audit Committee shall establish procedures for the retention and treatment all such complaints.

The Audit Committee shall establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and the Audit Committee shall review any significant concerns so submitted.

The Audit Committee shall prepare the audit committee report that Securities and Exchange Commission rules and regulations require to be included in the Company’s annual proxy statement.

The Audit Committee shall review actual or potential conflicts of interest involving directors and shall determine whether such director or directors may vote on any issue as to which there may be a conflict.

Corporate Governance Matters

The Audit Committee shall review and consider requests for waivers of the Company’s Code of Business Conduct and Ethics for the Company’s directors, executive officers and other senior financial officers and shall make a recommendation to the Board with respect to any such request for a waiver.

Reporting to the Board

The Audit Committee shall report to the Board as often as necessary or advisable (as determined by the Audit Committee) or as requested by the Board as to any recommendations or issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s outside auditors, any funding requirements for the outside auditors, Audit

Committee and any advisors retained by the Audit Committee to assist it in its responsibilities and any other matters that the Audit Committee deems appropriate or as requested by the Board.

The Audit Committee shall review and assess the adequacy of this charter and recommend any proposed changes to the Nominating and Corporate Governance Committee as often as necessary or advisable (as determined by the Audit Committee).

The Audit Committee shall perform other activities related to this charter as requested by the Board.

Authority

     The Audit Committee has the authority to retain independent legal, financial, accounting or other advisors as it determines necessary to carry out its duties and shall have access to any officer or employee of the Company or the Company’s outside counsel, independent auditors or external parties, and may request that any such person or parties meet with any members of, or advisers to, the Audit Committee and the Audit Committee may otherwise seek information from any of the foregoing.

     The Audit Committee has the authority to conduct or authorize investigations into any matters within its scope of responsibility.

     The Audit Committee may delegate its authority to subcommittees or the Chairman of the Audit Committee when it deems such delegation to be appropriate and in the best interest of the Company.

Procedures

     The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but on no less than a quarterly basis. The Chairman of the Audit Committee, in consultation with the other Audit Committee members, shall determine the frequency and length of committee meetings and shall set meeting agendas consistent with this charter.

     All committee members are expected to attend each meeting, in person or via tele- or video-conference. Meeting minutes will be taken.

     On a periodic basis and at least quarterly, the Audit Committee shall meet separately with management and with the independent auditors.

Limitations Inherent in the Audit Committee’s Role

     It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditors. Furthermore, while the Audit Committee is responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, it is the responsibility of the Chief Executive Officer and management to determine the appropriate level of the Company’s exposure to risk.

ULTRA CLEAN HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

     Friday, May 20, 2005
10:00 a.m. Pacific Daylight Time

Davis Polk & Wardwell
1600 El Camino Road
Menlo Park, CA 94025

Ultra Clean Holdings, Inc. 150 Independence Drive Menlo Park, CA 94025	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Friday, May 20, 2005.

If no choice is specified, the proxy will be voted ‘‘FOR’’ Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Clarence L. Granger and Kevin L. Griffin, and each of them acting in the absence of the other, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:	01	Brian R. Bachman	05	Clarence L. Granger	☐	Vote FOR	☐	Vote WITHHELD
	02	Susan H. Billat	06	David ibnAle		all nominees		from all nominees
	03	Dipanjan Deb	07	Thomas M. Rohrs		(except as marked)
	04	Kevin C. Eichler

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2	Ratification of the Appointment of Deloitte & Touche LLP as the Independent Auditors of Ultra Clean Holdings, Inc.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box	☐	Indicate changes below:	Date

.	.	.
Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.